Waiver and Fourth Amendment to Loan Documents

This Waiver and Fourth Amendment (this “Amendment”) is entered into as of October 15, 2007, among MuniMae TEI Holdings, LLC, a Maryland limited liability company (“MMTH”), MMA Construction Finance, LLC, a Maryland limited liability company (“MMCF”), and MMA Mortgage Investment Corporation, a Florida corporation (formerly known as Midland Mortgage Investment Corporation, and referred to herein as “MMIC”) (each, individually, a “Borrower,” and, collectively, the “Borrowers”), Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the “Guarantor”), Bank of America, N.A., a national banking association (the “Administrative Agent”), and certain lenders party to the Credit Agreement (defined below) from time to time (the “Required Lenders”).

RECITALS:

Reference is made to the following facts that constitute the background of this amendment:

A.	The parties hereto are parties to that certain Credit Agreement, dated as of November 12, 2004 (as amended by that certain First Amendment to Loan Documents dated as of November 12, 2006, that certain Second Amendment to Loan Documents dated as of May 14, 2007, that certain Waiver and Third Amendment to Loan Documents dated as of August 31, 2007 (the “Third Amendment”), the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed to them in the Credit Agreement;

B.	Pursuant to the terms of that certain Waiver Letter for Delivery of Financials, dated as of March 31, 2007, the Required Lenders agreed to permit:

(i)	as to the Guarantor, the delivery of:

1.	its restated, audited financial statements for the fiscal years ending December 31, 2004, December 31, 2005 and December 31, 2006, certified by its independent certified public accountants (the “Independent Accountants”), as required by Sections 6.01(a) and 6.02(a) of the Credit Agreement, along with the associated Compliance Certificate required by Section 6.02(b) of the Credit Agreement (collectively, the “MuniMae Financial Statements”), on or before November 30, 2007 (the “MuniMae Deadline”);

2.	copies of its final annual reports on Form 10-K for the fiscal year ending December 31, 2006 and, restated, for the fiscal years ending December 31, 2004 and December 31, 2005, filed with the United States Securities and Exchange Commission, as required by Section 6.02(g) of the Credit Agreement (the “Form 10-Ks”) on or before the MuniMae Deadline; and

3.	copies of its Form 10-Qs for the fiscal quarters ending March 31, 2007, June 30, 2007 and September 30, 2007, filed with the United States Securities and Exchange Commission, as required by Section 6.02(g) of the Credit Agreement (the “Form 10-Qs”), on or before January 31, 2008; and

(ii)	as to MMCF, the delivery of its audited financial statements for the fiscal year ended December 31, 2006, certified by its Independent Accountants, as required by Sections 6.01(a) and 6.01(c) of the Credit Agreement, and the related Compliance Certificate required by Section 6.02(b) of the Credit Agreement (collectively, the “MMCF Financial Statements”), on or before December 31, 2007;

C.	Pursuant to the terms of the Third Amendment, the Administrative Agent and the Required Lenders agreed to permit, as to MMIC, (i) the delivery of its audited financial statements for the fiscal year ended December 31, 2006, certified by its Independent Accountants, as required by Sections 6.01(a) and 6.02(a) of the Credit Agreement, and the related Compliance Certificate, as required by Section 6.02(b) of the Credit Agreement (collectively, the “MMIC Financial Statements”, and, together with the MuniMae Financial Statements, and the MMCF Financial Statements, the “Financial Statements”), on or before October 15, 2007;

D.	The Loan Parties have advised the Administrative Agent and the Lenders that as a result of their continuing efforts to restate certain of their historical GAAP financial statements, the Loan Parties will be unable to deliver the Financial Statements, the Form 10-Ks and, to the extent required, the Form 10-Qs, on or before the respective deadlines set forth above;

E.	In light of the foregoing, the Loan Parties have requested a waiver and consent with respect to the Financial Statements;

F.	The Loan Parties have also requested that the Loan Documents be amended in additional ways described herein, including, without limitation, to provide for the use of temporary escrow arrangements with respect to Committed Loans, the proceeds of which are to be used for the origination or acquisition of Qualified Tax-Exempt Bonds; and

G.	The Administrative Agent and the Required Lenders are willing to grant such requests solely upon the terms and conditions set forth in this Amendment, including, without limitation, the issuance of the Collateral Letter of Credit (as defined below) and an increase to the Applicable Rate for Base Rate Loans and Eurodollar Rate Loans.

NOW, THEREFORE, in consideration of the foregoing, as well as the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Loan Parties, the Administrative Agent and the Required Lenders hereby covenant and agree as follows:

1. Consent. Notwithstanding anything in the Loan Documents to the contrary, the Loan Parties shall deliver the Financial Statements, the Form 10-Ks and, to the extent required, the Form 10-Qs to the Administrative Agent and each Lender on or before February 15, 2008.

2. Waiver. In accordance with the terms of Section 10.01 of the Credit Agreement, solely with respect to the Financial Statements, the Administrative Agent and the Required Lenders hereby waive (i) compliance with Sections 6.01(a), 6.02(a) and 6.02(b) of the Credit Agreement, and (ii) any Default or Event of Default under any Loan Document which may have resulted or may result solely from the failure to timely deliver the Financial Statements, provided that the same are delivered in accordance with Section 1 of this Amendment. Failure to deliver the Financial Statements as so provided in Section 1 of this Amendment shall constitute an Event of Default under the Credit Agreement.

3. Amendments to Security Agreement.

3.1 The Security Agreement is hereby amended by replacing Section 5 thereof in its entirety with the following:

“5. Collateral Assignment and Transfer. Concurrently with the delivery by Borrower to Administrative Agent of a Request for Credit Extension, for which Borrowers request the inclusion of a Taxable Construction Loan in the Borrowing Base, the appropriate Borrower shall execute, have notarized and deliver to the Administrative Agent (i) a collateral assignment of Construction Note and Construction Loan Documents (a “Collateral Assignment”) related thereto and (ii) an absolute assignment of Construction Note and Construction Loan Documents (a “Transfer”) related thereto, each in recordable form and otherwise in form and substance reasonably acceptable to Administrative Agent. Each Collateral Assignment shall be held by Administrative Agent until such time as Administrative Agent elects, in its sole discretion, to complete and record all or any of the Collateral Assignments, in which event Borrowers hereby authorize and empower Administrative Agent to complete and record all or any of the Collateral Assignments. Each Transfer shall be held by Administrative Agent until such time that Administrative Agent or a purchaser at foreclosure succeeds to the rights and interests of the applicable Borrower in and to the Loan Collateral, pursuant to a public sale, private sale, judicial foreclosure or other proceeding brought by Administrative Agent or by any other manner, in which event Borrowers hereby authorize and empower Administrative Agent to complete and record all or any of the Transfers. If Administrative Agent or a custodian does not have a Collateral Assignment or Transfer with respect to any particular Taxable Construction Loan, the appropriate Borrower shall upon demand of Administrative Agent execute and deliver an appropriate Collateral Assignment or Transfer. In the event such Borrower shall fail to execute such Collateral Assignment or Transfer within five (5) days after being requested to do so by Administrative Agent, Borrowers hereby agree that Administrative Agent, in addition to any other remedy available to Administrative Agent for Borrowers’ default, shall have the right, but not the obligation, to execute, pursuant to the power of attorney granted to Administrative Agent in Section 7 of this Agreement, such Collateral Assignment or Transfer without the consent or joinder of any Borrower in order to evidence Administrative Agent’s succession in interest to the appropriate Borrower in and to the applicable Loan Collateral.”

3.2 In connection with the foregoing amendment to Section 5 of the Security Agreement, (i) Section 7 of the Security Agreement is hereby amended by replacing clause (h) in its entirety with the following: “(h) to execute and record any Collateral Assignment or Transfer as contemplated by Section 5 and”; (ii) all other references to the capitalized defined terms “Transfer of Note and Liens” and “Transfer” in the Security Agreement and the other Loan Documents shall constitute references to the capitalized defined terms “Transfer” and/or “Collateral Assignment” as the context so requires, in the Administrative Agent’s discretion; and (iii) Exhibit A to the Security Agreement is deleted in its entirety.

4. Escrow Arrangement Amendment.

4.1 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“‘Approved Escrow Agent’ shall mean (i) an attorney or bond trustee reasonably acceptable to the Administrative Agent, (ii) a title insurance company involved in a real estate closing involving MMTH in the ordinary course of MMTH’s business, or (iii) an escrow agent otherwise acceptable to the Administrative Agent in its sole discretion.”

“‘Approved Escrow Agreement’ has the meaning assigned to that term in Section 4.02(g) hereof.”

“‘Disbursement Account’ has the meaning assigned to that term in Section 2.02(b) hereof.”

“‘Permitted Escrow Arrangement’ shall mean an escrow arrangement whereby MMTH shall deposit the proceeds of a Committed Loan with an Approved Escrow Agent to be used on or before the second Business Day after such deposit for the origination or acquisition of a Qualified Tax-Exempt Bond that has not been issued as of the date of the requested Credit Extension.”

“‘Release Deadline’ has the meaning assigned to that term in Section 6.14 hereof.”

4.2 Section 2.02(b) of the Credit Agreement is hereby amended by deleting the last sentence in its entirety and substituting the following in its stead:

“Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers. Notwithstanding anything to the contrary contained herein, in the event the proceeds of a Committed Loan will be used for the origination or acquisition of a Qualified Tax-Exempt Bond that has not been issued as of the date of the requested Credit Extension, the Administrative Agent shall make all funds so received available to MMTH in like funds as received by the Administrative Agent by crediting account no. 488006575753 (the “Disbursement Account”) on the books of Bank of America with the amount of such funds. The funds credited to the Disbursement Account shall be disbursed from the Disbursement Account, pursuant to the terms hereof, to an Approved Escrow Agent.

4.3 Section 4.02 of the Credit Agreement is hereby amended by adding the following provision to the Credit Agreement after Section 4.02(e) of the Credit Agreement:

“(f) At least one (1) Business Day prior to the date of the requested Credit Extension if such Credit Extension is for a Committed Loan where MMTH will use a Permitted Escrow Arrangement, the Administrative Agent shall have received (i) the name of the Approved Escrow Agent and (ii) a fully-executed flow of funds letter, subject only to completion of the amount of the “Equity Wire” and the amounts set forth on the “Disbursement Schedule” (as such terms are defined in such flow of funds letter), containing terms and conditions acceptable to the Administrative Agent in its unrestricted discretion, including, without limitation, escrow instructions in substantially the form set forth on Exhibit I attached hereto (an “Approved Escrow Agreement”).”

4.4 The exhibits to the Credit Agreement are hereby amended by adding Exhibit I attached hereto as a new exhibit after Exhibit H to the Credit Agreement.

4.5 Section 6 of the Credit Agreement is hereby amended by adding the following provision after Section 6.13 of the Credit Agreement:

“6.14. Permitted Escrow Arrangements.

(a) With respect to a Permitted Escrow Arrangement, on or before the second Business Day after the proceeds of a Committed Loan are deposited with an Approved Escrow Agent (the “Release Deadline”), all of the conditions precedent required for the Approved Escrow Agent to release the proceeds of the Committed Loan, as set forth in the applicable Approved Escrow Agreement, must be satisfied and the proceeds shall be released to or for the benefit of the issuer of the bond. If the conditions precedent are not satisfied and the proceeds are not released on or before the Release Deadline, the Loan Parties shall cause the Approved Escrow Agent to return the proceeds of the Committed Loan to the Administrative Agent, for the benefit of the Lenders, in accordance with the terms of the Approved Escrow Agreement.

(b) The Loan Parties shall deliver notice that any such funds have been released from escrow by electronic mail to the Administrative Agent and the Administrative Agent’s counsel, on behalf of the Lenders, on the same day the proceeds of a Committed Loan are released by an Approved Escrow Agent pursuant to Section 6.14(a) hereof.

(c) The Loan Parties acknowledge and agree that interest shall accrue on the Committed Loans the proceeds of which are held in Permitted Escrow Arrangements in accordance with the terms of this Agreement.”

5. Security Interest in Disbursement Account.

5.1 As additional security for the Obligations, the Loan Parties hereby pledge, grant a security interest in, mortgage, and collaterally assign and transfer to the Administrative Agent, for and on behalf of the Lenders, all of the Loan Parties’ right, title and interest in and to (a) the Disbursement Account, (b) all cash or cash equivalents now or hereafter on deposit in or credited to the Disbursement Account (including, without limitation, any interest accrued thereon) (the “Cash Collateral”), (c) all investments purchased as a result of the investment and reinvestment of such Cash Collateral, including but not limited to, certificates of deposit, whether represented by certificates or in uncertificated book entry form, and (d) all income, increases, proceeds and substitutions of or to any of the foregoing.

5.2 In connection with the foregoing grant of a security interest, Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “or any other Loan Document” after the phrase “Borrower Security Agreement” in the definition of “Collateral”.

6. Amendment to Borrowing Base Submission Package. Exhibit H to the Credit Agreement is hereby amended by adding the following sentence to the end of Section B and Section C: “Borrowers shall deliver a copy of the final title policy to the Administrative Agent within five (5) Business Days of Borrowers’ receipt of the same from the applicable title insurance company.”

7. Amendment to Applicable Rate. Schedule 2.02 to the Credit Agreement is hereby amended by:

7.1 replacing Section 1(a) thereof in its entirety with the following: “(a) For Base Rate Loans, 0.25%.”; and

7.2 replacing Section 1(b) thereof in its entirety with the following: “(b) For Eurodollar Rate Loans, 2.25%.”

8. Collateral Letter of Credit.

8.1 As additional security for the Obligations, the Guarantor shall cause an irrevocable standby letter of credit to be issued by the General Retirement System of the City of Detroit to the Administrative Agent, for the ratable benefit of the Lenders, for the account of the Guarantor in an amount of $5,000,000.00 (“Collateral Letter of Credit”).

8.2 The Collateral Letter of Credit shall be in form and substance reasonably satisfactory to the Administrative Agent and, in any event, shall have a stated expiration date at least thirty (30) days after the Maturity Date. The Administrative Agent, for and on behalf of the Lenders, agrees that it will not present a sight draft under the Collateral Letter of Credit unless an Event of Default has occurred and is continuing. The Administrative Agent further agrees, for and on behalf of the Lenders, that it shall return the Collateral Letter of Credit to the Guarantor for cancellation upon receipt of the Financial Statements, the Form 10-Ks and, to the extent required, the Form 10-Qs, in form and substance reasonably satisfactory to the Administrative Agent.

9. Waiver Fee. In consideration of the execution and delivery of this Amendment, the Loan Parties, jointly and severally, agree to pay to the Administrative Agent the fee (the “Waiver Fee”) described in that certain letter agreement of even date herewith between the Loan Parties and the Administrative Agent (the “Fee Letter”). The Administrative Agent shall remit, solely out of such funds actually received from the Loan Parties, to each Lender (including itself as a Lender) that executes and delivers to the Administrative Agent a fully-executed counterpart of this Amendment, a portion of the Waiver Fee in the amount of 0.10% of each such Lender’s Commitment., as reflected on Schedule 2.01 of the Credit Agreement.

10. Conditions Precedent. The agreements set forth in this Amendment are conditional and this Amendment shall not be effective until the following conditions have been fulfilled to the satisfaction of the Administrative Agent:

10.1 receipt by the Administrative Agent of fully-executed counterpart originals of this Amendment from each Loan Party and the Required Lenders, as well as of the Fee Letter from each of the parties thereto;

10.2 receipt by the Administrative Agent of the Collateral Letter of Credit, along with an opinion of counsel of the issuer of the Collateral Letter of Credit regarding the enforceability thereof in form and substance reasonably satisfactory to the Administrative Agent;

10.3 receipt by the Administrative Agent of the Waiver Fee; and

10.4 the Disbursement Account shall have been established.

11. Condition Subsequent. On or before October 31, 2007 (the “Completion Date”), the Loan Parties shall (i) execute and deliver to the Administrative Agent a fully-executed, original Collateral Assignment, in recordable form and otherwise in form and substance reasonably acceptable to the Administrative Agent, for each Taxable Construction Loan in the Borrowing Base as of the Completion Date (collectively, the “Existing Assignments”) and (ii) take any action and execute, deliver and/or file any documents, agreements or instruments necessary to permit the Administrative Agent to record the Existing Assignments (the “Necessary Actions”). The failure to deliver the Existing Assignments or perform the Necessary Actions by the Completion Date shall, at the Administrative Agent’s option, be deemed to be an Event of Default.

12. Recording of Collateral Assignments. Subject only to the exceptions set forth below, the Administrative Agent may, in its sole discretion, proceed with recording all or any of the Existing Assignments upon receipt thereof. The Loan Parties have informed the Administrative Agent that the Taxable Construction Loans with respect to the projects known as Moss Oaks I, Churchill at Commerce, Monticello and Plantation (collectively, the “Applicable Projects”) will be removed from the Borrowing Base before December 31, 2007. In reliance on the foregoing, the Administrative Agent agrees that it will not record the Collateral Assignments for the Applicable Projects; provided that, in the event any of the Applicable Projects remains in the Borrowing Base on or after December 31, 2007, the Administrative Agent may, in its sole discretion, proceed with recording the Collateral Assignment for such Applicable Project.

13. Representations and Warranties.

13.1 The Loan Parties, jointly and severally, represent and warrant to the Lenders and the Administrative Agent that: (i) as of the date of this Amendment, each of the Loan Parties continues to have sufficient access to capital and liquidity to discharge its obligations as they arise and to conduct its business in the ordinary course, consistent with past practice; and (ii) since June 30, 2007, no other lender or creditor has accelerated any of the Loan Parties’ Indebtedness or has charged default interest or other similar increased pricing with respect to any of the Loan Parties’ Indebtedness.

13.2 The Loan Parties, jointly and severally, represent and warrant to the Lenders and the Administrative Agent as of the date of this Amendment that: (i) no Default is in existence or will result from the execution and delivery of this Amendment or the consummation of any transactions contemplated hereby; (ii) each of the representations and warranties of the Loan Parties in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the effective date of this Amendment (except for representations and warranties limited as to time or with respect to a specific event, which representations and warranties shall continue to be limited to such time or event) and (iii) this Amendment, the Credit Agreement (as amended by this Amendment) and the other Loan Documents are legal, valid and binding agreements of the Loan Parties and are enforceable against them in accordance with their terms.

14. Ratification. Except as hereby amended, the Credit Agreement, all other Loan Documents and each provision thereof are hereby ratified and confirmed in every respect and shall continue in full force and effect, and this Amendment shall not be, and shall not be deemed to be, a waiver of any Default or of any covenant, term or provision of the Credit Agreement or the other Loan Documents. In furtherance of the foregoing ratification, by executing this Amendment in the space provided below, the Guarantor hereby absolutely and unconditionally (i) reaffirms its obligations under the Guaranty, and (ii) absolutely and unconditionally consents to (a) the execution and delivery by the Borrowers of this Amendment, (b) the continued implementation and consummation of arrangements and transactions contemplated by the Credit Agreement and the other Loan Documents (including, without limitation, as amended hereby), and (c) the performance and observance by each Borrower and the Guarantor of all of its respective agreements, covenants, duties and obligations under the Credit Agreement and the other Loan Documents (including, without limitation, as amended hereby).

15. Counterparts. This Amendment may be executed and delivered in any number of counterparts with the same effect as if the signatures on each counterpart were upon the same instrument.

16. Amendment as Loan Document. Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

17. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES); PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

18. Successors and Assigns. This Amendment shall be binding upon, and shall inure to the benefit of, each of the parties hereto, as well as to the Administrative Agent’s and the Lenders’ respective successors and assigns.

19. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

20. Integration. The Loan Documents, as amended by this Amendment, comprise the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on such subject matter. This Amendment was drafted with the joint participation of the parties hereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning hereof.

21. Further Assurances. The Loan Parties shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to the Administrative Agent, to effect the transactions contemplated hereby and to extend the liens and/or security interests of all other collateral instruments, as modified by this Amendment, including, without limitation, any modifications to, or re-filing of any financing statements previously filed by the Administrative Agent. The Loan Parties also agree to provide to the Administrative Agent, on behalf of the Lenders, such other documents and instruments as the Administrative Agent reasonably may request in connection with the execution and delivery hereof or the consummation of any transactions or actions contemplated hereby.

22. No Course of Dealing. The Administrative Agent and the Required Lenders have entered into this Amendment on the express understanding with each Borrower and the Guarantor that in entering into this Amendment, the Administrative Agent and the Required Lenders are not establishing any course of dealing with the Borrowers or the Guarantor. The Administrative Agent’s and the Lenders’ rights to require strict performance with all of the terms and conditions of the Credit Agreement and the other Loan Documents shall not in any way be impaired by the execution of this Amendment. None of the Administrative Agent and the Lenders shall be obligated in any manner to execute any further amendments or waivers and if such waivers or amendments are requested in the future, assuming the terms and conditions thereof are satisfactory to them, the Administrative Agent and the Lenders may require the payment of fees in connection therewith. Each of the Loan Parties agrees that none of the ratifications and reaffirmations set forth herein, nor the Administrative Agent’s nor any Lender’s solicitation of such ratifications and reaffirmations, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrowers or the Guarantor with respect to any subsequent modification, amendment, consent or waiver with respect to the Credit Agreement or any other Loan Document.

23. Jury Trial Waiver. THE BORROWERS, THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE REQUIRED LENDERS, BY ACCEPTANCE OF THIS AMENDMENT MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT, STRICT LIABILITY OR ANY OTHER THEORY), AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

BORROWERS:

MUNIMAE TEI HOLDINGS, LLC,
a Maryland limited liability company

By: /s/Edward J. Feldkamp IV
Name: Edward J. Feldkamp IV
Title: Vice President and Treasurer

MMA CONSTRUCTION FINANCE, LLC,

a Maryland limited liability company

By: /s/Edward J. Feldkamp IV
Name: Edward J. Feldkamp IV
Title: Vice President and Treasurer

MMA MORTGAGE INVESTMENT CORPORATION, a Florida

corporation

By: /s/Edward J. Feldkamp IV
Name: Edward J. Feldkamp IV
Title: Vice President and Treasurer

GUARANTOR:

MUNICIPAL MORTGAGE & EQUITY, LLC,

a Delaware limited liability company

By: /s/Edward J. Feldkamp IV
Name: Edward J. Feldkamp IV
Title: Vice President and Treasurer

[Signatures continue on next page]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as administrative agent

By: /s/ Ugo Arinzeh
Name: Ugo Arinzeh
Title: Senior Vice President

REQUIRED LENDERS:

BANK OF AMERICA, N.A.

By: /s/ Ugo Arinzeh
Name: Ugo Arinzeh
Title: Senior Vice PresidentHolding 20% of the
Aggregate Commitments

U.S. BANK NATIONAL ASSOCIATION

By: /s/ A. Jeffrey Jacobson
Name: A. Jeffrey Jacobson
Title: Vice President

Holding 20% of the Aggregate Commitments

ROYAL BANK OF CANADA

By: /s/ Dan LePage
Name: Dan LePage
Title: Authorized Signatory

Holding 20% of the Aggregate Commitments

[Signatures continue on next page]

CITICORP USA, INC.

By: /s/ Maria McKeon
Name: Maria McKeon
Title: Vice President

Holding 20% of the Aggregate Commitments

FANNIE MAE

By: /s/ Wayne R. Curtis
Name: Wayne R. Curtis
Title: Vice President

Holding 14% of the Aggregate Commitments

COMERICA BANK

By: /s/ Lisa Kotula
Name: Lisa Kotula
Title: Vice President

Holding 6% of the Aggregate Commitments

Exhibit I
REQUIRED ESCROW INSTRUCTIONS

TO BE INCLUDED WITH THE ESCROW INSTRUCTIONS OF A PERMITTED ESCROW ARRANGEMENT, IN ADDITION TO SUCH OTHER TERMS AND CONDITIONS AS THE ADMINISTRATIVE AGENT MAY REASONABLY REQUIRE.

[Name of Approved Escrow Agent] hereby acknowledges and agrees that if the conditions set forth in this flow of funds letter are not satisfied in full and the proceeds of the Bond Wire are not released to or for the benefit of [name of issuer of bond] by the close of business on the second business day after such proceeds of the Bond Wire are deposited as contemplated by this letter, a portion of such proceeds in an amount equal to [amount of Committed Loan] shall be immediately returned by wire transfer to account no. 488006575753 established by MuniMae TEI Holdings, LLC in the name of, owned by and with Bank of America, N.A. (Wire Instructions: Bank of America; ABA # 026 009 593; Credit: # 488006575753; For Further Credit to: Munimae TEI Holdings, LLC).

1670906.7